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                                                                    Exhibit 10.2

                     SECOND AMENDMENT TO AGREEMENT OF LEASE

      This SECOND AMENDMENT TO AGREEMENT OF LEASE ("Second Amendment") is made and entered into as of the 12th day of May 2004 at Newton, Middlesex County, Commonwealth of Massachusetts, by and between Francis L. Biotti as Trustee of One Nevada Realty Trust under Declaration of Trust dated September 14,1984 and filed for registration with Middlesex South Registry District of the Land Court as Document No. 667834 and his heirs, executors, successors and assigns where the context so admits ("Lessor") and Matritech, Inc., a Delaware corporation and its successors, legal representatives and assigns where the context so admits ("Lessee").

                                WITNESSETH THAT

      WHEREAS Lessor and Lessee entered into an Agreement of Lease dated as of the 6th day of October 1995 and a First Amendment thereto dated as of the 22nd day of June 2000 (the "First Amendment" and, together with the 1995 Agreement of Lease, collectively the "330 Nevada Street Lease") with respect to approximately 22,500 square feet of space, more or less, on the second floor of the building known and numbered as 330 Nevada Street, Newtonville, Massachusetts 02460 (the "330 Nevada Street Building"); and

      WHEREAS Lessee desires to exercise its option to extend the 330 Nevada Street Lease for an additional five (5) year period, Lessor has agreed to such an extension in accordance with the terms of this Second Amendment, and both Lessee and Lessor desire to memorialize herein the terms of their agreement pertaining to such extension of the 330 Nevada Street Lease as required by the last sentence of paragraph 8 of the First Amendment;

      NOW, THEREFORE, Lessor and Lessee, for and in consideration of the mutual covenants hereinafter contained, agree as follows, effective immediately:

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      1. Term: Article I, paragraph A of the 330 Nevada Street Lease is hereby modified by deleting "2005" from the last line thereof and substituting "2010".

      2. Notices: Article I, paragraph (E)(l) is hereby changed to read as follows:

            "a. If to Lessor, to 320 Nevada Street, Newtonville, Massachusetts 02460, with a copy to Loyd M. Starrett, Esquire, Attorney and Counsellor at Law, 100 Cummings Center, Suite 324-J, Beverly, MA 01915.

            "b. If to Lessee, to 330 Nevada Street, Newtonville, Massachusetts 02460 Attention: Stephen D. Chubb, with a copy to Patricia Randall, Esquire, Matritech, Inc., 330 Nevada Street, Newtonville, MA 02460."

      3. Additional HVAC System: Lessor hereby approves and consents to the installation, at Lessee's cost and expense, of an additional heating, ventilation and air conditioning unit on the roof of the Building.

      4. Upgrade of Elevator: Without in any manner expanding Lessor's maintenance and/or repair obligations under the 330 Nevada Street Lease, Lessor agrees to undertake, at its cost and expense, such upgrade of the elevator at the Premises as is necessary to ensure compliance with AMSE/ANSI A17.1-2000 code and Code of Massachusetts Regulations 524. Such elevator upgrade work will be completed on or before June 30, 2004.

      5. Option: Lessee shall have the option to extend the 330 Nevada Street Lease with respect to the Premises for one (1) five (5) year period commencing on January 1, 2011 (the "Option Term"), provided Lessee is not then in uncured default, which Option may be exercised only for all of Lessee's space, and no lesser portion thereof, and only by giving written notice thereof to Lessor prior to January 1, 2010. All other terms and conditions of the 330 Nevada Street Lease, unless otherwise agreed in writing, shall apply to the Option Term. The parties will execute a mutually agreeable amendment to the 330 Nevada Street Lease in the event this Option is exercised.

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      6. Annual Rent During Option Term: The annual rent during the Option Term shall be an amount equal to the fair market rental value of the Premises as of January 1, 2011. Such fair market rental value shall be determined by mutual agreement or as provided in this paragraph. (a) In no event shall the fair market rental value be less than $18.00 per square foot. If appraisal pursuant to this paragraph yields an amount less than $18.00 per square foot, then the parties agree that the fair market rental value shall be $18.00 per square foot.
(b) Upon Lessee's notification to Lessor that it desires to exercise its Option, Lessor and Lessee shall promptly confer and attempt to agree upon the fair market rental for the Option Term. If Lessor and Lessee fail to agree on such rental by March 1, 2010, the fair market rental value shall be appraised by a competent and experienced disinterested person selected by Lessor and reasonably satisfactory to Lessee. All costs associated with such appraisal shall be borne by Lessor. Lessor shall notify Lessee of the fair market rental value according to that appraisal no later than May 1, 2010. (c) Said appraised rental value shall be deemed to be the fair market rental value for the Option Term unless Lessee notifies Lessor of its disagreement with such value in writing within ten
(10) days after receipt of the appraisal, and Lessee furnishes to Lessor an appraisal of fair market rental value by a competent and experienced disinterested person selected by Lessee and reasonably satisfactory to Lessor no later than July 1, 2010. All costs associated with such appraisal shall be borne by Lessee. If the difference between the two appraisals does not exceed ten per cent (10% ) of the lower appraisal, the average of the two appraisals shall be deemed to be the fair market rental value. (d) If the difference between the two appraisals does exceed ten per cent (10%) of the lower appraisal, then a competent and experienced disinterested person shall be appointed as a third appraiser by mutual agreement of the Lessor and Lessee no later than September 1, 2010. The third appraiser shall make his or her appraisal of fair market rental value of the Premises by November 1, 2010, and the average of the two closest appraisals shall then be the rental for the Option Term. All costs associated with such third appraisal shall be shared equally by Lessor and Lessee.

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      7. Broker: Each of Lessor and Lessee warrants to the other that it has had no dealings with any broker or agent in connection with this Second Amendment, and each agrees to hold harmless and indemnify the other party from and against any and all costs (including, without limitation, attorney's fees for defense of an action), expenses or liability for any compensation, commissions or charges claimed by such a broker or agent.

      8. Expansion Notices: Although Lessor had no obligation to notify Lessee of any space that became available in the Building from June 22, 2000, when
Article III, paragraph D was deleted by paragraph 11 of the First Amendment, until the date of this Second Amendment, the following new paragraph D is hereby inserted in Article III of the 330 Nevada Street Lease:

                  "D. Lessor agrees, throughout the Term of this Lease except during the last twelve (12) months hereof, to notify Lessee in writing of all space in the Building that becomes available. Lessee shall be given fourteen (14) days from Lessee's receipt of said notice within which to elect to lease the whole (but not merely a part) of such space, as is, upon expiration of the prior tenancy, which election shall be exercised by written notice to Lessor, and twenty-one (21) additional days from the date Lessee receives Lessor's initial draft to execute a mutually acceptable lease or amendment to this Lease covering such space (the "Expansion Lease" or "Expansion Amendment"). The rent for any expansion space shall be no less than provided for herein and may be adjusted to reflect then prevailing market rates, and any build-out shall be at Lessee's sole expense. Otherwise, the Expansion Lease or Expansion Amendment shall be on substantially the same terms and conditions as the 330 Nevada Street Lease. The term of any Expansion Lease or Expansion Amendment shall be coterminous with the Term of this Lease."

      9. No Waiver: This Second Amendment shall not be deemed to release or otherwise limit Lessor's claims against Lessee in connection with the action by Kira and Simon Shapiro pending in the Superior Court Department, Middlesex Division, and numbered 02-05439 on the dockets of said Court.

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      10. Deleted Provisions: Paragraphs 8 and 9 of the First Amendment are
hereby deleted in their entirety.

      11. Survival of 330 Nevada Street Lease: All terms and conditions of the 330 Nevada Street Lease not specifically changed by this Second Amendment shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereunto set their hands and seals as of the date first above written.

Lessee                                       Lessor
MATRITECH, INC.                              ONE NEVADA REALTY TRUST

/s/  Stephen D. Chubb                              /s/ Francis L. Biotti
------------------------------------         -----------------------------------
Stephen D. Chubb, CEO and Chairman          Francis L. Biotti, Trustee
Thereunto Duly Authorized                   Thereunto Duly Authorized

/s/ David L. Corbet
------------------------------------
David L. Corbet, President and COO
Thereunto Duly Authorized

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